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                                                                        EX-99.D4
                                                                Exhibit 23(d)(4)


                                [REGISTRANT NAME]

                     FORM OF INVESTMENT MANAGEMENT AGREEMENT


                  AGREEMENT, made by and between [REGISTRANT], a Maryland corporation ("Fund") on behalf of the [SERIES] ("Series"), and DELAWARE MANAGEMENT COMPANY, a series of Delaware Management Business Trust, a Delaware business trust ("Investment Manager").

                              W I T N E S S E T H:

                  WHEREAS, the Fund has been organized and operates as an investment company registered under the Investment Company Act of 1940 and is currently comprised of [x] series, including the Series; as a separate series of the Fund, each series engages in the business of investing and reinvesting its assets in securities, and

                  WHEREAS, the Investment Manager is a registered investment adviser under the Investment Advisers Act of 1940 and engages in the business of providing investment management services; and

                  WHEREAS, in connection with the changes in investment manager, the Fund on behalf of the Series and the Investment Manager desire to enter into this Agreement.

                  NOW, THEREFORE, in consideration of the mutual covenants herein contained, and each of the parties hereto intending to be legally bound, it is agreed as follows:


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                  1. The Fund hereby employs the Investment Manager to manage the investment and reinvestment of the Series' assets and to administer its affairs, subject to the direction of the Fund's Board of Directors and officers of the Fund for the period and on the terms hereinafter set forth. The Investment Manager hereby accepts such employment and agrees during such period to render the services and assume the obligations herein set forth for the compensation herein provided. The Investment Manager shall for all purposes herein be deemed to be an independent contractor, and shall, unless otherwise expressly provided and authorized, have no authority to act for or represent the Fund in any way, or in any way be deemed an agent of the Fund. The Investment Manager shall regularly make decisions as to what securities and other instruments to purchase and sell on behalf of the Series and shall effect the purchase and sale of such investments in furtherance of the Series' objectives and policies and shall furnish the Board of Directors of the Fund with such information and reports regarding the Series' investments as the Investment Manager deems appropriate or as the Directors of the Fund may reasonably request.

                  2. The Fund shall conduct its own business and affairs and shall bear the expenses and salaries necessary and incidental thereto including, but not in limitation of the foregoing, the costs incurred in: the maintenance of its corporate existence; the maintenance of its own books, records and procedures; dealing with its own shareholders; the payment of dividends; transfer of stock, including issuance, redemption and repurchase of shares; preparation of share certificates; reports and notices to shareholders; calling and holding of shareholders' meetings; miscellaneous office expenses; brokerage commissions; custodian fees; legal and accounting fees; taxes; and federal and state registration fees. Directors, officers and employees of the Investment

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Manager may be directors, officers and employees of any of the funds (including the Fund) of which Delaware Management Company is investment manager. Directors, officers and employees of the Investment Manager who are directors, officers and/or employees of these funds shall not receive any compensation from the funds for acting in such dual capacity.

                  In the conduct of the respective businesses of the parties hereto and in the performance of this Agreement, the Fund and Investment Manager may share facilities common to each, with appropriate proration of expenses between them.

                  3. (a) Subject to the primary objective of obtaining the best available prices and execution, the Investment Manager will place orders for the purchase and sale of portfolio securities and other instruments with such broker/dealers selected who provide statistical, factual and financial information and services to the Fund, to the Investment Manager, to any Sub-Adviser, as defined in Paragraph 5 hereof, or to any other fund for which the Investment Manager or any such Sub-Adviser provides investment advisory services and/or with broker/dealers who sell shares of the Fund or who sell shares of any other fund for which the Investment Manager or any such Sub-Adviser provides investment advisory services. Broker/dealers who sell shares of the funds of which Delaware Management Company is investment manager, shall only receive orders for the purchase or sale of portfolio securities to the extent that the placing of such orders is in compliance with the Rules of the Securities and Exchange Commission and the National Association of Securities Dealers, Inc.



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                     (b) Notwithstanding the provisions of subparagraph (a)
above and subject to such policies and procedures as may be adopted by the Board of Directors and officers of the Fund, the Investment Manager may ask the Fund and the Fund may agree to pay a member of an exchange, broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission another member of an exchange, broker or dealer would have charged for effecting that transaction, in such instances where the Fund and the Investment Manager have determined in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such member, broker or dealer, viewed in terms of either that particular transaction or the Investment Manager's overall responsibilities with respect to the Fund and to other funds and other advisory accounts for which the Investment Manager or any Sub-Adviser, as defined in Paragraph 5 hereof, exercises investment discretion.

                  4. As compensation for the services to be rendered to the Fund by the Investment Manager under the provisions of this Agreement, the Fund shall pay to the Investment Manager monthly from the Series' assets, a fee on the average daily net assets of the Series during the month. Such fee shall be calculated in accordance with the following schedule:

           Monthly                Annual Rate           Average Daily Net Assets
           -------                -----------           ------------------------








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                  If this Agreement is terminated prior to the end of any
calendar month, the management fee shall be prorated for the portion of any month in which this Agreement is in effect according to the proportion which the number of calendar days, during which the Agreement is in effect, bears to the number of calendar days in the month, and shall be payable within 10 days after the date of termination.

                  5. The Investment Manager may, at its expense, select and contract with one or more investment advisers registered under the Investment Advisers Act of 1940 (the "Sub-Adviser") to perform some or all of the services for the Series for which it is responsible under this Agreement. The Investment Manager will compensate any Sub-Adviser for its services to the Series. The Investment Manager may terminate the services of any Sub-Adviser at any time in its sole discretion, and shall at such time assume the responsibilities of such Sub-Adviser unless and until a successor Sub-Adviser is selected and the requisite approval of the Series' shareholders is obtained. The Investment Manager will continue to have responsibility for all advisory services furnished by any Sub-Adviser.

                  6. The services to be rendered by the Investment Manager to the Fund under the provisions of this Agreement are not to be deemed to be exclusive, and the Investment Manager shall be free to render similar or different services to others so long as its ability to render the services provided for in this Agreement shall not be impaired thereby.

                  7. The Investment Manager, its directors, officers, employees, agents and shareholders may engage in other businesses, may render investment advisory services to other investment companies, or to any other corporation, association, firm or individual, and may render underwriting services to the


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Fund or to any other investment company, corporation, association, firm or individual.

                  8. The Investment Manager or its affiliates are permitted to use the identifying names "Delaware," "Delaware Investments," or "Delaware Group" when sponsoring Funds (or their series or classes), whether already existing or to be created in the future. The Investment Manager hereby consents to the Fund's use of the identifying words "Delaware," "Delaware Investments," or "Delaware Group" in the name of the Fund, or any series or class of shares of the Fund. In the event that the Investment Manager ceases to be the Fund's investment manager, or otherwise determines that the Fund should no longer utilize such names for any reason, the Investment Manager may revoke its consent in writing and the Fund will promptly cease using such names for the Fund, its series or classes, and will take all necessary steps to amend the Fund's Articles of Incorporation and Bylaws to reflect a name change.

                  9. In the absence of willful misfeasance, bad faith, gross negligence, or a reckless disregard of the performance of its duties as the Investment Manager to the Fund, the Investment Manager shall not be subject to liability to the Fund or to any shareholder of the Fund for any action or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security, or otherwise.

                  10. This Agreement shall be executed and become effective as of the date written below if approved by the vote of a majority of the outstanding voting securities of the Series. It shall continue in effect for a period of two years and may be renewed thereafter only so long as such renewal and continuance is specifically approved at least annually by the Board of


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Directors or by the vote of a majority of the outstanding voting securities of the Series and only if the terms and the renewal hereof have been approved by the vote of a majority of the Directors of the Fund who are not parties hereto or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval. Notwithstanding the foregoing, this Agreement may be terminated by the Fund at any time, without the payment of a penalty, on sixty days' written notice to the Investment Manager of the Fund's intention to do so, pursuant to action by the Board of Directors of the Fund or pursuant to the vote of a majority of the outstanding voting securities of the Series. The Investment Manager may terminate this Agreement at any time, without the payment of a penalty, on sixty days' written notice to the Fund of its intention to do so. Upon termination of this Agreement, the obligations of all the parties hereunder shall cease and terminate as of the date of such termination, except for any obligation to respond for a breach of this Agreement committed prior to such termination, and except for the obligation of the Fund to pay to the Investment Manager the fee provided in Paragraph 4 hereof, prorated to the date of termination. This Agreement shall automatically terminate in the event of its assignment.

                  11. This Agreement shall extend to and bind the heirs, executors, administrators and successors of the parties hereto.

                  12. For the purposes of this Agreement, the terms "vote of a majority of the outstanding voting securities"; "interested persons"; and "assignment" shall have the meaning defined in the Investment Company Act of 1940.



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                  IN WITNESS WHEREOF, the parties hereto have caused their
corporate seals to be affixed and duly attested and their presents to be signed by their duly authorized officers as of the _____ day of _________, _ _ _ _.


[REGISTRANT NAME].
for the  [SERIES NAME]

By:
Name:
Title:

Attest:
Name:
Title:

DELAWARE MANAGEMENT COMPANY, a
series of DELAWARE MANAGEMENT BUSINESS TRUST

By:
Name:
Title:

Attest:
Name:
Title:






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